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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
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                                   Form 8-K

                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of report (Date of earliest event reported): April 23, 1999


                          FIRST STERLING BANKS, INC.
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               Exact name of Registrant as Specified in Charter


Georgia                                  33-78046                    58-2104977
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(State or other jurisdiction     (Commission File Number)         (IRS Employer
of incorporation or organization)                            Identification No.)


                1200 Barrett Parkway, Kennesaw, Georgia 30144
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                  (Address of Principal Executive Officers)


Registrant's Telephone Number, including area code: 770-499-2265
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                                     N/A
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         (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION

     At special shareholders meetings of First Sterling Banks, Inc. and Georgia Bancshares, Inc. on April 16, 1999, shareholders of both companies approved the merger of Georgia Bancshares, Inc. with and into First Sterling Banks, Inc. The merger was consummated on April 23, 1999 and the registrant issued the following press release.

PRESS RELEASE -  APRIL 23, 1999


                 GEORGIA BANCSHARES AND FIRST STERLING BANKS
                              COMPLETE MERGER
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Ted A. Murphy, President and CEO of Georgia Bancshares, Inc. and Edward C.
Milligan, Chairman and CEO of First Sterling Banks, Inc., announced that the merger of the two suburban Atlanta bank holding companies has been consummated effective April 23, 1999. Under the terms of the merger agreement, Community Bank of Georgia will operate as a subsidiary of First Sterling Banks, retaining its Board of Directors, management and local identity. First Sterling Banks will now have total assets in excess of $300 million, with three subsidiary banks and six banking locations in Cobb, DeKalb and Gwinnett Counties.

Immediately prior to the merger, First Sterling shareholders received a stock dividend of .2858 shares for each First Sterling share that they own. Shareholders of Georgia Bancshares will receive one share of First Sterling Bank stock for each share of Georgia Bancshares stock that they own.

After obtaining all required regulatory approvals, shareholders of both companies overwhelmingly approved the merger at special shareholders meeting on March 16, 1999.



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATE: May 6, 1999

                                            FIRST STERLING BANKS, INC.




                                            /s/ Edward C. Milligan
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                                                            Edward C. Milligan
                                            Chairman & Chief Executive Officer